EXHIBIT 23.2

[Letterhead of PricewaterhouseCoopers]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Pre-Effective Amendment No. 1 to Form S-2 (No. 333-101370) of our report dated April 1, 2002 relating to the financial statements which appears in Vsource, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2002.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Hong Kong
February 17, 2003